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Exhibit 10.35.2

        EXECUTION COPY

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

among

Apartment Investment and Management Company,
AIMCO Properties, L.P.,
AIMCO/Bethesda Holdings, Inc., and
NHP Management Company

as Borrowers,

Bank of America, N.A.,
as Administrative Agent and Letter of Credit Issuing Lender,

Fleet National Bank,
as Syndication Agent,

Wachovia Bank NA,
as Documentation Agent

and

The Other Financial
Institutions Party Hereto

Dated as of February 14, 2003

Banc of America Securities LLC

and

Fleet Securities Inc.,
as Co-Lead Arrangers

and

Banc of America Securities LLC,
as Sole Bookrunner

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

        This FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of February 14, 2003 (the "Effective Date") and entered into by and among APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation (the "REIT"), AIMCO PROPERTIES, L.P., a Delaware limited partnership ("AIMCO"), AIMCO/BETHESDA HOLDINGS, INC., a Delaware corporation ("AIMCO/Bethesda") and NHP MANAGEMENT COMPANY, a District of Columbia corporation ("NHP Management") (the REIT, AIMCO, AIMCO/Bethesda and NHP Management collectively referred to herein as "Borrowers"), BANK OF AMERICA, N.A. ("Bank of America"), as Administrative Agent (in such capacity, "Administrative Agent"), and Lenders party hereto, and is made with reference to that certain Fourth Amended and Restated Credit Agreement dated as of March 11, 2002 by and among Borrowers, each lender from time to time party thereto, BANK OF AMERICA, N.A., as Administrative Agent and Issuing Lender, FLEET NATIONAL BANK, as a Lender and Syndication Agent, and WACHOVIA BANK NA, as a Lender and Documentation Agent, as amended by certain amendments thereto including that certain Second Amendment to Fourth Amended and Restated Credit Agreement, dated as of August 5, 2002 (as so amended, the "Credit Agreement") by and among Borrowers, each lender from time to time party thereto and as Administrative Agent (the Credit Agreement as amended and restated by this Amendment, the "Amended Agreement"). Capitalized terms used in this Amendment shall have the meanings set forth in the Credit Agreement unless otherwise defined.

RECITALS

        WHEREAS, Borrowers desire to amend the Credit Agreement as more particularly set forth below;

        WHEREAS, pursuant to the Credit Agreement, such amendment requires the consent of all Lenders, and all Lenders hereby consent thereto;

        NOW, THEREFORE, in consideration of the agreements, provisions and covenants contained herein, the parties agree as follows:

Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

1.1    Amendment to Subsection 1.01: Defined Terms.

        A.    The defined term "Applicable Margin" is deleted in its entirety and replaced with the following:

          "Applicable Margin" means from and after the Effective Date the following amounts per annum, based upon the Fixed Charge Coverage Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 6.02(b):

Applicable Margin
(in basis points per annum)

Pricing Level	Fixed Charge Coverage Ratio	Offshore Rate +	Base Rate +
1	≥ 2.00:1	205	55
2	≥ 1.85:1 but < 2.00:1	230	80
3	≥ 1.65:1 but < 1.85.00:1	255	105
4	< 1.65:1	265	115

          The Applicable Margin for all periods prior to the Revolving Commitment Termination Date shall be in effect from the date the most recent Compliance Certificate is received by Administrative Agent to but excluding the date the next Compliance Certificate is received; provided, however, that if Borrowers fail to timely deliver the next Compliance Certificate, the Applicable Margin from the date such Compliance Certificate was due to but excluding the date such Compliance Certificate is received by Administrative Agent shall be the highest pricing level set forth above, and, thereafter, the pricing level indicated by such Compliance Certificate when received.

          In the event that the Maturity Date is extended past the Revolving Commitment Termination Date pursuant to Section 2.13, for all periods after the Revolving Commitment Termination Date, the Applicable Margin for Base Rate Loans shall be 115 basis points per annum and the Applicable Margin for Offshore Rate Loans shall be 265 basis points per annum.

        B.    The defined term "Free Corporate Cash Flow" shall be deleted and replaced in its entirety with the following:

          "Free Corporate Cash Flow" means, for any period, Total Corporate EBITDA for such period minus the sum of (a) Total Interest Expense for such period (excluding interest paid or accrued in respect of the Obligations), plus (b) Borrowers', the Guarantors' and their respective Subsidiaries' pro-rata share of all repayments of principal of Indebtedness (excluding (i) principal amortization in respect of the Obligations, (ii) any principal amortization consisting of a balloon payment of Indebtedness in connection with the repayment in full of such Indebtedness, and (iii) principal amortization required under the Casden Loan Documents but only to the extent such principal amortization is funded from "Net Issuance Proceeds", "Net Disposition Proceeds", "Net Refinancing Proceeds", or "Net Indebtedness Proceeds" (each as defined in the Casden Credit Agreement existing on the Effective Date) and such proceeds are applied in accordance with, and are in the amounts provided in Section 2.03 of the Casden Credit Agreement existing on the Effective Date, regardless of whether such proceeds are paid directly to the lenders under the Casden Credit Agreement or such proceeds are applied initially to the Loan and then funded to the lenders under the Casden Credit Agreement pursuant to Section 2.06 hereof) during such period, plus (c) Borrowers', the Guarantors' and their respective Subsidiaries' pro-rata share of taxes based on income paid for such period, plus (d) preferred dividends accrued (whether or not declared or payable) on the preferred Stock and/or Partnership Units of the Borrowers or any of their Subsidiaries during such period, plus (e) an amount equal to 90% of the aggregate amount of REIT taxable income as reported on the REIT's federal income tax return (Form 1120-REIT) or as estimated from time to time based on current financial results for the period determined in accordance with all applicable requirements of the Code, plus (f) the Capital Expenditure Reserve as of the last day of such period of determination; provided, however, that, for purposes of determining Free Corporate Cash Flow, in no event shall any calculation of Total Corporate EBITDA include any Consolidated Net Income or net income (or loss, as applicable) in respect of any Property which has been Disposed of by Borrowers or any Subsidiary thereof, or any unconsolidated partnership or subsidiary thereof.

        C.    The defined term "Gross Asset Value" shall be deleted and replaced in its entirety with the following:

          "Gross Asset Value" means as of any date of determination, the sum of the following, determined for Borrowers, the Guarantors and their respective Subsidiaries:

          (i)    Cash (including Restricted Cash) and Cash Equivalents of both consolidated and unconsolidated Persons, which Cash and Cash Equivalents are owned, directly or indirectly, by Borrowers, the Guarantors or their respective Subsidiaries as of such date of determination;

          (ii)  GP Loans valued at net realizable value as of such date of determination determined in accordance with GAAP;

          (iii)  with respect to all real estate assets wholly or partially owned by such Person(s) throughout the most recent four calendar quarters ending on or prior to such date of determination (other than Real Property Assets Under Development), the Adjusted Total NOI attributable to such real estate assets for such four quarter period divided by 9.00%;

          (iv)  with respect to all real estate assets wholly or partially owned by such Person(s) on such date of determination, but acquired less than four calendar quarters but at least one calendar quarter preceding such date of determination (other than Real Property Assets Under Development), the Adjusted Total NOI attributable to such real estate assets for the number of full calendar quarters that such Person(s) owned such assets measured on an annualized basis and divided by 9.00%;

          (v)  with respect to all real estate assets owned by such Person(s) on such date of determination, but acquired less than one calendar quarter preceding such date of determination (other than Real Property Assets Under Development), 95% of the purchase price paid by such Person(s) for such assets;

          (vi)  the gross book value of Real Property Assets Under Development as of such date of determination; and

          (vii) an amount equal to 400% of Management EBITDA for the four consecutive fiscal quarter period preceding such date of determination.

        D.    The defined term "Maturity Date" shall be deleted and replaced in its entirety with the following:

          "Maturity Date" means July 31, 2005, as it may be earlier terminated or extended in accordance with the terms hereof.

        E.    The defined term "Requisite Time" shall be deleted and replaced in its entirety with the following:

          "Requisite Time" means, with respect to any of the actions listed below, the time and date set forth below opposite such action (all times are local time (standard or daylight) as observed in the Governing State):

Type of Action	Time	Date of Action
Delivery of Request for Extension of Credit for, or notice for:
Borrowing of, prepayment of, or Conversion into, Base Rate Loans (other than Swing Line Loans)	9:00 a.m.	1 Business Day prior to such Borrowing, prepayment or Conversion
Borrowing of, or notice of prepayment of Swing Line Loans	2:00 p.m.	Same date as such Borrowing or prepayment
Prepayment of, or Conversion of Swing Line Loans into Base Rate Loans by the Lenders	9:00 a.m.	2 Business Days after request for such prepayment or Conversion
Borrowing of, prepayment of, Continuation of, or Conversion into, Offshore Rate Loans	10:00 a.m.	3 Business Days prior to such Borrowing, prepayment, Conversion or Continuation
Letter of Credit Action	10:00 a.m.	5 Business Days prior to such action
Voluntary reduction in or termination of Commitments	10:00 a.m.	5 Business Days prior to such reduction or termination
Payments by Lenders or Borrowers to Administrative Agent	11:00 a.m.	On date payment is due

        F.    The defined term "Revolving Commitment Termination Date" shall be deleted and replaced in its entirety with the following:

          "Revolving Commitment Termination Date" means July 31, 2005.

        G.    The defined term "Total Obligations" shall be deleted and replaced in its entirety with the following:

          "Total Obligations" means as of any date, the sum of (a) Total Combined Debt and (b) the aggregate liquidation preference of all preferred Stock issued by Borrowers and Guarantors.

        H.    Subsection 1.01 shall be further amended by adding the following new definitions thereto in the appropriate alphabetical order:

          "Effective Date" is defined in the preamble.

          "Increase Effective Date" is defined in Section 2.01(e).

1.2  Amendment to Subsection 2.01: Committed Loans.

        A.    Subsection 2.01 shall be amended by adding a new Subsection 2.01(e) thereto which shall read as follows:

          (e)  Subject to the provisions of Section 4.02, on the terms and subject to the conditions set forth in this Section 2.01(e), Borrowers may, on or at any time prior to March 11, 2004, by written notice to Administrative Agent, request an increase in the then effective aggregate principal amount of the Combined Commitments by (i) permitting any Lender to increase its Commitment (and accordingly increase the Combined Commitments by such amount), or (ii) inviting any Eligible Assignee that has previously been approved by Administrative Agent in writing to become a Lender under this Agreement and to provide a commitment to lend hereunder (and accordingly increase the Combined Commitments by such amount); provided, however, that in no event shall such actions cause the aggregate principal amount of the Combined Commitments to increase above $500,000,000.

          Each of the Lenders acknowledges and agrees that, notwithstanding any contrary provisions of Section 10.01, (i) its consent to any such increase in the Combined Commitments shall not be required and (ii) Eligible Assignees may be added to this Agreement and any Lender may increase its Commitment without the consent or agreement of the other Lenders (provided, however, that no Lender's Commitment may be increased without such Lender's consent), so long as Administrative Agent and Borrowers have consented in writing to such Eligible Assignee or the increase in the Commitment of any of the Lenders, as applicable.

          Administrative Agent shall not unreasonably withhold its consent to Borrowers' request for an increase in the Combined Commitments under this Section 2.01(e) provided that Borrowers satisfy all of the following conditions precedent:

          (i)    No Default or Event of Default shall have occurred and remain uncured on the Effective Date (as hereinafter defined), and Administrative Agent shall have received a certificate to that effect signed by an officer of the Borrowers;

          (ii)  Any Eligible Assignee is acceptable to Administrative Agent in its reasonable discretion;

          (iii)  Borrowers and each such Lender or Eligible Assignee shall have executed and delivered to Administrative Agent a Joinder Agreement in the form of Exhibit M attached hereto (a "Joinder Agreement");

          (iv)  Borrowers shall have paid to Administrative Agent, for the account of such Lender or Eligible Assignee, Administrative Agent and BAS, as applicable, a commitment fee and/or an arrangement fee in an amount reasonably satisfactory to Administrative Agent and Borrowers;

          (v)  Administrative Agent shall have sent written notice of each such request by Borrowers to the Lenders, together with notice of such Eligible Assignee's

  Commitment or such Lender's increased Commitment, as the case may be, and the effective date (the "Increase Effective Date") of such increase in the Combined Commitments; and

          (vi)  All requirements of this Section 2.01(e) shall have been satisfied.

          Upon the Increase Effective Date, and notwithstanding any contrary provision of this Agreement (i) each such Eligible Assignee shall become a party to this Agreement, and thereafter shall have all of the rights and obligations of a Lender hereunder, (ii) each such Eligible Assignee or Lender shall simultaneously pay to Administrative Agent, for distribution to the Lenders whose Pro Rata Shares of the Combined Commitments of all of the Lenders have decreased as a result of the new Commitment of such Eligible Assignee or the increased Commitment of such Lender, an amount equal to the product of such Eligible Assignee's Pro Rata Share (or the increase in such Lender's Pro Rata Share), expressed as a decimal, multiplied by the aggregate outstanding principal amount of the Loans on the date of determination, and (iii) each such Eligible Assignee or Lender shall thereafter be obligated to make its Pro Rata Share of Borrowings to Borrowers up to and including the amount of such Eligible Assignee's or Lender's Pro Rata Share of the increased Combined Commitments, on the terms and subject to the conditions set forth in this Agreement.

1.3  Amendment to Subsection 2.04: Borrowings of Swing Line Loans.

        A.    Subsection 2.04(c) shall be deleted in its entirety and replaced with the following:

          (c)  If necessary to meet Borrowers' funding deadlines, Administrative Agent may treat any Request for Extension of Credit as a request for a Swing Line Loan from Borrowers and Swing Line Lender may fund it as a Swing Line Loan. Within two (2) Business Days after each Swing Line Loan is funded, Swing Line Lender and Administrative Agent shall request that each Lender, and each Lender shall, at the Requisite Time, prepay one or more Swing Line Loans in an amount equal to such Lender's Pro Rata Share of such Swing Line Loans by funding under such Lender's Commitment, such purchase to be made in accordance with the terms of Section 2.01 of this Agreement just as if such Lender were funding a Base Rate Loan directly to Borrowers under its Commitment (such that all Lenders other than Swing Line Lender shall fund only under their respective Commitments). Unless Administrative Agent had actual knowledge when Swing Line Lender funded a Swing Line Loan that Borrowers have not satisfied the conditions in this Agreement to obtain a borrowing, each Lender's obligation to prepay the Swing Line Loans shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation (i) any set-off, counterclaim, recoupment, defense, or other right which such Lender or any other Person may have against Swing Line Lender or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or Event of Default or the termination of any Lender's Commitment, (iii) the occurrence of any Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by Borrowers, any Borrower Party, Administrative Agent, or any other Lender, or (v) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing. Any portion of a Swing Line Loan not so prepaid may be treated by Swing Line Lender as a Loan which was not funded by the non-purchasing Lenders as contemplated in Section 2.11(d) of this Agreement, and as a funding by Swing Line Lender under the Combined Commitments in excess of Swing Line Lender's Commitment. Each Swing Line Loan, once so prepaid, shall cease to be a Swing Line Loan for the purposes of this Agreement, but shall be deemed a borrowing made under the Combined Commitments and each Lender's Commitment; provided, however, that so long as Bank of America is both Administrative Agent and Swing Line Lender, no Lender shall be obligated to prepay any Swing Line Loan for which Borrowers have not satisfied the applicable conditions precedent set forth in Section 4 hereof.

1.4  Amendment to Subsection 2.06: Prepayments; Mandatory Amortization.

        A.    Subsection 2.06(d) shall be amended by deleted the table appearing therein and replaced it with the following table:

Scheduled Repayment Date	Scheduled Repayment of Outstanding Obligations in the Event of Extension of the Maturity Date pursuant to Section 2.13
October 31, 2005	12.5%
January 31, 2006	12.5%
April 30, 2006	12.5%
July 31, 2006	62.5%

TOTAL	100%

1.5  Amendment to Subsection 2.09: Fees.

        A.    Subsection 2.09(a) shall be deleted in its entirety and replaced with the following:

          (a)  Facility Fee. On a quarterly basis, payable in advance on the first Business Day of each fiscal quarter, Borrowers shall pay to Administrative Agent, for the account of each Lender pro-rata according to its Pro-Rata Share, a facility fee equal to 0.200% per annum times the Combined Commitments as in effect when such payment is due. No facility fee shall accrue on or after any extension of the Maturity Date pursuant to Section 2.13. All facility fees are fully earned on the date paid. The facility fee paid to each Lender hereunder and under the Original Agreement is solely for its own account and is nonrefundable for any reason.

1.6  Amendment to Subsection 2.13: Extension of Maturity Date.

        A.    Subsection 2.13(c) shall be deleted in its entirety and replaced with the following:

          (c)  Only one extension of the Maturity Date may be made, and the Maturity Date shall not, in any event, be extended beyond July 31, 2006.

1.7  Amendment to Subsection 6.16: Further Assurances.

        A.    Subsection 6.16 shall be amended by adding a new clause (e) thereto which shall read as follows:

          (e)  Additional Pledged Collateral. With respect to any new Guarantor created or acquired after the Closing Date by the Borrowers or any of their Affiliates, within a reasonable time, not to exceed twenty (20) days, following the delivery of any guaranty required pursuant to Section 6.16(c), the Borrowers or their Affiliates, as applicable, shall execute and deliver to the Administrative Agent such amendment to the Borrower Pledge Agreement as the Administrative Agent deems reasonably necessary or desirable to grant to the Administrative Agent, for the benefit of the Lenders, (A) with respect or all Guarantors other than Casden Guarantors, a perfected first priority security interest in the Stock or other equity interest of such new Guarantor and deliver to the Administrative Agent the certificates representing such Stock or equity interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrowers or their respective Affiliates, as applicable and (B) with respect to any Casden Guarantor, a perfected second priority security interest in the Stock or other equity interest of such new Casden Guarantor.

1.8  Amendment to Subsection 7.02: Liens and Negative Pledges.

        A.    Subsection 7.02(j) shall be deleted in its entirety and replaced with the following:

          (j)    Liens and Negative Pledges pursuant to (1) the DevCo LLC Agreement, and (2) any other joint venture agreement; provided, that, such joint venture is in the Ordinary Course of Business and the Liens and Negative Pledges only encumber or restrict Liens on the Property of such joint venture.

1.9  Amendment to Subsection 7.14: Financial Covenants.

        A.    Subsection 7.14(a) shall be deleted in its entirety and replaced with the following:

          (a)  Permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter ending during any period set forth below to be less than 1.50:1.00.

        B.    Subsection 7.14(h) shall be deleted in its entirety and replaced with the following:

          (h)  Permit the Consolidated Net Worth of the REIT and its Subsidiaries on a consolidated basis to be less at any time than the sum of (x) $3,230,456,000 plus (y) 85% of the Net Issuance Proceeds of all issuances of Stock or Partnership Units from and after September 30, 2002.

Section 2. CONDITIONS TO EFFECTIVENESS

        This Amendment shall become effective on the Effective Date, if all of the following conditions are satisfied:

        A.    Guarantors and Pledgors have executed this Amendment with respect to Section 5;

        B.    On or before the Effective Date, Borrowers have paid to Administrative Agent an amendment fee in an aggregate amount equal to the sum of 20 basis points times the Pro Rata Shares of Combined Commitments of each Lender. The amendment fee will be distributed to each Lender in accordance with the foregoing;

        C.    If required by Administrative Agent, Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of counsel for Borrowers, Guarantors and Pledgors in form and substance satisfactory to Administrative Agent and its counsel, dated as of the Effective Date, with respect to the validity, binding effect and enforceability of this Amendment, and due authorization, execution and delivery thereof, and as to such other matters as Administrative Agent acting on behalf of Lenders may request;

        D.    Lenders and their respective counsel shall have received executed resolutions from Borrowers, Guarantors and Pledgors authorizing the entry into and performance of this Amendment and the Credit Agreement as amended, all in form and substance satisfactory to Administrative Agent and its counsel;

        E.    Borrowers shall have paid the fees, costs and expenses of Administrative Agent's counsel in connection with this Amendment; and

        F.    Administrative Agent shall have received evidence satisfactory to it and its counsel that the Casden Agent and the Casden Lenders (i) have modified, or concurrently with the Effective Date will modify, the Casden Loan and the Casden Credit Agreement in a manner satisfactory to Administrative Agent and the Lenders and Administrative Agent shall have been provided with true, correct and complete copies of the documents effecting such modifications to the Casden Loan and Casden Credit Agreement and (ii) have consented to or waived their right to consent to the Borrowers', Guarantors' and Pledgors' execution and delivery of this Amendment.

Section 3. BORROWERS' REPRESENTATIONS AND WARRANTIES

        In order to induce all Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrowers represent and warrant to each Lender that the following statements are true, correct and complete:

3.1 Corporate Power and Authority. Borrowers have all requisite corporate power and authority to enter into this Amendment and any other agreements or other operative documents to be delivered pursuant to this Amendment, to carry out the transactions contemplated by, and perform their obligations under, the Amended Agreement. Each of the Borrowers, Pledgors and the Guarantors are in good standing in the respective states of their organization on the Effective Date.

3.2 Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate, partnership or other action on the part of Borrowers and the other parties delivering any of such documents, as the case may be. Except as disclosed on Schedule 3.2 and any name changes that have been disclosed to the Administrative Agent on or prior to the date hereof, the organizational documents of the Borrowers, Pledgors and Guarantors have not been modified in any material respect since August 5, 2002.

3.3 No Default. After giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement as of the Effective Date. Further, after giving effect to this Amendment, no Default or Event of Default would result under the Amended Agreement from the consummation of this Amendment.

3.4 No Conflict. The execution, delivery and performance by Borrowers, Pledgors and Guarantors of this Amendment and the performance of the Amended Agreement by Borrowers, Pledgors and Guarantors does not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrowers, Pledgors, Guarantors or any of their Subsidiaries, the Organizational Documents of Borrowers, Pledgors, Guarantors or any of their Subsidiaries or any order, judgment or decree of any court or other Governmental Authority binding on Borrowers, Pledgors, Guarantors or any of their Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrowers, Pledgors, Guarantors or any of their Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrowers, Pledgors, Guarantors or any of their Subsidiaries not otherwise permitted by the Amended Agreement, or (iv) require any approval of members or stockholders or any approval or consent of any Person under any Contractual Obligation of Borrowers, Pledgors, Guarantors or any of their Subsidiaries, except for such approvals or consents which have been or will be obtained on or before the Effective Date and or have been disclosed in writing to Lenders in accordance with Section 5.03 of the Credit Agreement.

3.5 Governmental Consents. The execution and delivery by Borrowers, Guarantors and Pledgors of this Amendment and the performance by Borrowers, Guarantors and Pledgors under the Amended Agreement does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

3.6 Binding Obligation. The Credit Agreement, as amended by this Amendment, has been duly executed and delivered by Borrowers, Pledgors and Guarantors and is enforceable against Borrowers, Pledgors and Guarantors in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

3.7 Incorporation of Representations and Warranties From Credit Agreement. After giving effect to this Amendment, the representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of such date, except representations and warranties solely to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Section 4. MISCELLANEOUS

4.1
Reference to and Effect on the Credit Agreement and the Other Loan Documents.

        A.    On and after the Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

        B.    Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

        C.    The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

4.2 Fees and Expenses. Borrowers acknowledge that all reasonable costs, fees and expenses incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrowers. On or before the Effective Date, Borrowers hereby agree to pay the reasonable fees, cost and expenses of Administrative Agent's counsel in connection with this Amendment.

4.3 Headings and Titles. Section and subsection headings and titles in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

4.4 Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by each Borrower and each Lender, and receipt by Borrowers and Administrative Agent of written, facsimile or telephonic notification of such execution and authorization of delivery thereof.

Section 5. ACKNOWLEDGEMENT AND CONSENT

        A.    Guarantors are party to either (i) that certain Payment Guaranty (Revolver Guarantors) dated as of March 11, 2002, as amended or (ii) that certain Payment Guaranty (Casden Guarantors) dated as of March 11, 2002, as amended, in each case, to the extent amended hereby, pursuant to which Guarantors have guarantied the Obligations. Pledgors are party to that certain Borrowers Pledge Agreement dated as of March 11, 2002, as amended, to the extent amended hereby, pursuant to which Pledgors have pledged the Pledged Collateral as security for the Loan.

        B.    Each Guarantor and each Pledgor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Guaranty to which it is a party or otherwise bound, and each Pledgor hereby confirms that the Pledge Agreement to which it is a party or otherwise bound, will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all of the "Indebtedness" (as defined in the applicable Guaranty) or the "Secured Obligations" (as defined in the applicable Pledge Agreement), as the case may be, including without limitation the payment and performance of all such "Indebtedness" or "Secured Obligation", as the case may be, with respect to the Obligations of Borrowers now or hereafter existing under or in respect of the Credit Agreement (as amended hereby) and the Notes defined therein.

        C.    Each Guarantor acknowledges and agrees that any Guaranty to which it is a party or otherwise bound, and each Pledgor acknowledges and agrees that the Pledge Agreement to which it is a party or otherwise bound, shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor and each Pledgor represents and warrants that all representations and warranties contained in the Credit Agreement and the Guaranty and/or the Pledge Agreement, as the case may be, to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

        D.    Each Guarantor and each Pledgor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor or such Pledgor, as the case may be, is not required by the terms of the Credit

Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor or such Pledgor to any future amendments to the Credit Agreement.

        E.    Each Revolver Lender hereby (i) acknowledges that it has received and reviewed the terms and provisions of that certain Third Amendment and Waiver dated as of February 14, 2003 (the "Casden Amendment") among REIT, AIMCO, NHP Management (collectively, the "Casden Borrowers"), Lehman Commercial Paper Inc., as administrative agent, syndication agent and a lender ("Lehman"), each lender from time to time party thereto, and Lehman Brothers Inc., as sole lead arranger, and (ii) consents to the modifications and amendments as set forth in the Casden Amendment to the Casden Credit Agreement and the Casden Loan Documents.

[Signatures on Next Page]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first written above.

BORROWERS:	APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation
	By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President
AIMCO PROPERTIES, L.P., a Delaware limited partnership
	By:	AIMCO-GP, INC., a Delaware corporation
	Its:	General Partner
		By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President
AIMCO/BETHESDA HOLDINGS INC., a Delaware corporation
	By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President
NHP MANAGEMENT COMPANY, a District of Columbia corporation
	By:	/s/ PATRICK FOYE Patrick Foye President
PLEDGORS (for purposes of Section 5 only):
APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation, as Pledgor
	By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President

AIMCO PROPERTIES, L.P., a Delaware limited partnership, as Pledgor
By:	AIMCO-GP, INC., a Delaware corporation
Its:	General Partner
	By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President
AIMCO/BETHESDA HOLDINGS, INC., a Delaware corporation, as Pledgor
By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President
NHP MANAGEMENT COMPANY, a District of Columbia corporation as Pledgor
By:	/s/ PATRICK FOYE Patrick Foye President
AIMCO GP LA, L.P., a Delaware limited partnership
By:	AIMCO-GP, INC.,
Its:	General Partner
	By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President
AIMCO LP LA, L.P., a Delaware limited partnership
By:	AIMCO LA QRS, Inc.,
Its:	General Partner
	By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President

AIMCO-GP, INC., a Delaware corporation
By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President
AIMCO-LA QRS, INC., a Delaware corporation
By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President
LAC PROPERTIES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership
By:	AIMCO GP LA, L.P.,
Its:	General Partner
	By:	AIMCO-GP, INC.,
	Its:	General Partner
		By:	/s/ PATRICK FOYE Patrick Foye Executive Vice President
AIC REIT PROPERTIES LLC, a Delaware limited liability company
By:	AIMCO Properties L.P.
Its:	Managing Member
	By:	AIMCO-GP, INC.,
	Its:	General Partner
		By:	/s/ PATRICK FOYE Patrick Foye Executive Vice President

GUARANTORS (for purposes of Section 5 only):

AIMCO/Bethesda Holdings Acquisitions, Inc.
AIMCO/Bethesda Holdings Acquisitions II, Inc.
AIMCO/NHP Holdings, Inc.
NHP A&R Services, Inc.
AIMCO/NHP Properties, Inc.
Oxford Holding Corporation
Oxford Realty Financial Group, Inc.

By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President

AIMCO/Bethesda GP, L.L.C.
AIMCO/Bethesda Employee, L.L.C.
AIMCO/Bethesda II, LLC
AIMCO/Akron One, L.L.C.
AIMCO/Allentown, L.L.C.
AIMCO/Allview, L.L.C.
AIMCO/Apollo, L.L.C.
AIMCO/Augusta, L.L.C.
AIMCO/Beach, L.L.C.
AIMCO/Beville, L.L.C.
AIMCO/Brandermill, L.L.C.
AIMCO/Brandon, L.L.C.
AIMCO/Casselberry, L.L.C.
AIMCO/Charleston, L.L.C.
AIMCO/Chickasaw, L.L.C.
AIMCO/Chimneytop, L.L.C.
AIMCO/Farmingdale, L.L.C.
AIMCO/Fox Valley, L.L.C.
AIMCO/Greensboro, L.L.C.
AIMCO/Greenville, L.L.C.
AIMCO/Kettering, L.L.C.
AIMCO/Kings, L.L.C.
AIMCO/Kirkman, L.L.C.
AIMCO/Lake Ridge, L.L.C.
AIMCO/Lakeridge California, L.L.C.
AIMCO/Lantana, L.L.C.
AIMCO/Laurel, L.L.C.
AIMCO/Lexington, L.L.C.
AIMCO/Middletown, L.L.C.
AIMCO/Nashua, L.L.C.
AIMCO/Newport, L.L.C.
AIMCO/North Woods, L.L.C.

AIMCO/Ocala, L.L.C.
AIMCO/Palm Aire, L.L.C.
AIMCO/Palm Beach, L.L.C.
AIMCO/Pinellas, L.L.C.
AIMCO/Runaway Bay, L.L.C.
AIMCO/Salem, L.L.C.
AIMCO/San Bruno, L.L.C.
AIMCO/Schaumburg, L.L.C.
AIMCO/Southridge, L.L.C.
AIMCO/Spartanburg, L.L.C.
AIMCO/Tidewater, L.L.C.
AIMCO/Westridge, L.L.C.
AIMCO/Bethesda Williamsburg, L.L.C.

By:	AIMCO Properties, L.P., as their Sole Member
	By:	AIMCO-GP, Inc.
	Its:	General Partner
		By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President

AIMCO Anchorage, L.P.
AIMCO Bay Club, L.P.
AIMCO Bridgewater, L.P.
AIMCO Colonel I, L.P.
AIMCO Copperfield, L.P.
AIMCO Crows Nest, L.P.
AIMCO Group, L.P.
AIMCO Hampton Hill, L.P.
AIMCO Hastings Place, L.P.
AIMCO LT, L.P.
AIMCO Oak Falls, L.P.
AIMCO Park at Cedar Lawn, L.P.
AIMCO Peppermill Place, L.P.
AIMCO Recovery Fund, L.P.
AIMCO Seaside Point, L.P.
AIMCO Signature Point, L.P.
AIMCO Stirling Court, L.P.
AIMCO Sunbury, L.P.
AIMCO Township at Highlands, L.P.
AIMCO/Travis One, L.P.
AIMCO UT, L.P.
AIMCO West Trails, L.P.

By:	AIMCO Holdings, L.P., as their General Partner
	By:	AIMCO Holdings QRS, Inc., its General Partner
		By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President
AIMCO Bay Club II, L.P.
By:	AIMCO Bay Club, L.P., its general partner
	By:	AIMCO Holdings, L.P., as its general partner
	By:	AIMCO Holdings QRS, Inc., its general partner
		By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President
AIMCO Holdings, L.P.
By:	AIMCO Holdings QRS, Inc., its general partner
	By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President

Ambassador CRM Florida Partners Limited Partnership
By:	Ambassador Apartments, L.P., as its general partner
	By:	AIMCO Properties, L.P., as its general partner
		By:	AIMCO-GP, Inc., as its general partner
			By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President
Ambassador I, L.P.
By:	Ambassador I, Inc., its general partner
	By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President
Ambassador II, L.P.
By:	Ambassador II, Inc., its general partner
	By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President
Ambassador VIII, L.P.
By:	Ambassador VIII, Inc., its general partner
	By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President

Ambassador IX, L.P.
By:	Ambassador IX, Inc., its general partner
	By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President
Ambassador Apartments, L.P.
By:	AIMCO Properties, L.P., its general partner
	By:	AIMCO-GP, Inc., its general partner
		By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President
Ambassador X, L.P.
By:	Ambassador X, Inc., its general partner
	By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President
Williamsburg Limited Partnership
By:	Ambassador IX, L.P., its general partner
	By:	Ambassador IX, Inc., its general partner
		By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President

Property Asset Management Services-California, LLC
By:	NHP Management Company, its Managing Member
	By:	/s/ PATRICK FOYE Patrick Foye President
NHP/Congress Management Limited Partnership
By:	NHP-HG Six, Inc., its general partner
	By:	/s/ PATRICK FOYE Patrick Foye Executive Vice President
NPI-AP Management, L.P.
By:	NPI Property Management Corporation, its general partner
	By:	/s/ PATRICK FOYE Patrick Foye Executive Vice President
AIMCO IPLP, L.P.
By:	AIMCO/IPT, Inc., its general partner
	By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President

AIMCO Calhoun, Inc.
AIMCO Colorado Residential Group, Inc.
AIMCO Holdings QRS, Inc.
AIMCO LJ Tucson, Inc.
AIMCO Properties Finance Corp.
AIMCO/Brant Rock, Inc.
AIMCO/Beacon Hill, Inc.
AIMCO/Blossomtree, Inc.
AIMCO/Colonnade, Inc.
AIMCO/Foothills, Inc.

AIMCO/Foxtree, Inc.
AIMCO/Freedom Place, Inc.
AIMCO/Grovetree, Inc.
AIMCO/Hiddentree, Inc.
AIMCO/IPT, Inc.
AIMCO/Islandtree, Inc.
AIMCO/Olmos, Inc.
AIMCO/Orchidtree, Inc.
AIMCO/OTC QRS, Inc.
AIMCO/Pine Creek, Inc.
AIMCO/Polo Park, Inc.
AIMCO/Quailtree, Inc.
AIMCO/Rivercrest, Inc.
AIMCO/Sand Castles, Inc.
AIMCO/Sand Pebble, Inc.
AIMCO/Shadetree, Inc.
AIMCO/Shadow Lake, Inc.
AIMCO/Silktree, Inc.
AIMCO/Surrey Oaks, Inc.
AIMCO/Tall Timbers, Inc.
AIMCO/The Hills, Inc.
AIMCO/Timbertree, Inc.
AIMCO/Wickertree, Inc.
AIMCO/Wildflower, Inc.
AIMCO/Windsor Landing, Inc.
AIMCO/Woodhollow, Inc.
AIMCO/Wydewood, Inc.
AIMCO/Yorktree, Inc.
AIMCO-LP, Inc.
AIMCO-GP, Inc.
Ambassador I, Inc.
Ambassador II, Inc.
Ambassador IV, Inc.
Ambassador V, Inc.
Ambassador VIII, Inc.
Ambassador Texas, Inc.
Ambassador X, Inc.
Ambassador XI, Inc.
Ambassador Florida Partners Inc.
Angeles Realty Corporation II
NHP Multi-Family Capital Corporation
NHP Real Estate Corporation
A.J. Two, Inc.
AIMCO Equity Services, Inc.
NHP-HDV Ten, Inc.
NHP-HDV Fourteen, Inc.

DBL Properties Corporation
SF General, Inc.
CPF XIV/St. Charleston, Inc.
CPF XIV/Torrey Pines, Inc.
CPF XIV/Sun River, Inc.
CPF XV/Lakeside Place, Inc.
ConCap Equities, Inc.
ConCap Holdings, Inc.
PRA, Inc.
National Property Investors, Inc.

By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President
AIMCO GP LA, L.P.
By:	AIMCO-GP, Inc., a Delaware corporation
Its:	General Partner
	By:	/s/ PETER K. KOMPANIEZ Peter K. Kompaniez President
AIMCO LP LA, L.P.
By:	AIMCO LA QRS, Inc., a Delaware corporation
Its:	General Partner
	By:	/s/ PETER K. KOMPANIEZ Name: Peter K. Kompaniez Title: President

LAC PROPERTIES OPERATING PARTNERSHIP, L.P.
By:	AIMCO GP LA, L.P., a Delaware limited partnership
Its:	General Partner
	By:	AIMCO-GP, Inc., a Delaware corporation
	Its:	General Partner
		By:	/s/ PETER K. KOMPANIEZ Name: Peter K. Kompaniez Title: President
AIC REIT PROPERTIES LLC, a Delaware limited liability company
By:	AIMCO Properties, L.P., a Delaware limited partnership
Its:	Managing Member
	By:	AIMCO-GP, Inc., a Delaware corporation
	Its:	General Partner
		By:	/s/ PETER K. KOMPANIEZ Name: Peter K. Kompaniez Title: President

AIMCO LA QRS, INC.
MAYER MANAGEMENT, INC.
MAYER PROPERTY SERVICES, INC.
AIMCO PARK LA BREA INC.
LA BROADCAST CENTER QRS INC.
LA CANYON TERRACE QRS INC.
LA CREEKSIDE QRS INC.
LA CRESCENT GARDENS QRS INC.
LA INDIAN OAKS QRS INC.
LA LAKES QRS INC.
LA MALIBU CANYON QRS INC.
LA HILLCRESTE QRS INC.
LA TOPANGA QRS INC.
LA CENTINELA QRS INC.
LAC PROPERTIES QRS II INC.
LAC PROPERTIES QRS III INC.

By:	/s/ PETER K. KOMPANIEZ Name: Peter K. Kompaniez Title: President
NHPMN STATE MANAGEMENT, INC., a Delaware corporation
By:	/s/ PAUL J. MCAULIFFE Paul J. McAuliffe Executive Vice President and Chief Financial Officer
NHPMN MANAGEMENT, L.P., a Delaware limited partnership
By:	NHPMN-GP, Inc., a Delaware corporation
Its:	General Partner
	By:	/s/ PAUL J. MCAULIFFE Paul J. McAuliffe Executive Vice President and Chief Financial Officer

NHPMN MANAGEMENT, LLC, a Delaware limited liability company
By:	NHP Management Company, a District of Columbia corporation
Its:	General Member and General Manager
	By:	/s/ PAUL J. MCAULIFFE Paul J. McAuliffe Executive Vice President and Chief Financial Officer
NHPMN MANAGEMENT, LLC, a Delaware limited liability company
By:	/s/ PAUL J. MCAULIFFE Paul J. McAuliffe Executive Vice President and Chief Financial Officer
OP PROPERTY MANAGEMENT, L.P., a Delaware limited partnership
By:	NHPMN-GP, Inc., a Delaware corporation
Its:	Managing General Partner
	By:	/s/ PAUL J. MCAULIFFE Paul J. McAuliffe Executive Vice President and Chief Financial Officer

OP PROPERTY MANAGEMENT, LLC, a Delaware limited liability company
By:	AIMCO Properties, L.P., a Delaware limited partnership
Its:	General Member and General Manager
	By:	AIMCO-GP, Inc., a Delaware corporation
	Its:	General Partner
		By:	/s/ PAUL J. MCAULIFFE Paul J. McAuliffe Executive Vice President and Chief Financial Officer

LAC PROPERTIES GP I LIMITED PARTNERSHIP, a Delaware limited partnership
By:	LAC Properties GP I LLC, a Delaware limited liability company
Its:	General Partner
	By:	LAC Properties Operating Partnership LP, a Delaware limited partnership
	Its:	Managing Member
		By:	AIMCO GP LA, L.P., a Delaware limited partnership
		Its:	General Partner
			By:	AIMCO-GP, Inc., a Delaware corporation
			Its:	General Partner
				By:	/s/ PAUL J. MCAULIFFE Paul J. McAuliffe Executive Vice President and Chief Financial Officer
LAC PROPERTIES GP II LIMITED PARTNERSHIP, a Delaware limited partnership
By:	LAC Properties QRS II Inc., a Delaware corporation
Its:	General Partner
	By:	/s/ PAUL J. MCAULIFFE Paul J. McAuliffe Executive Vice President and Chief Financial Officer

LAC PROPERTIES SUB LLC, a Delaware limited liability company
By:	LAC Properties Operating Partnership LP, a Delaware limited partnership
Its:	Managing Member
	By:	AIMCO GP LA, L.P., a Delaware limited partnership
	Its:	General Partner
		By:	AIMCO-GP, Inc., a Delaware corporation
		Its:	General Partner
			By:	/s/ PAUL J. MCAULIFFE Paul J. McAuliffe Executive Vice President and Chief Financial Officer
LA CENTINELA GP LLC, a Delaware limited liability company
By:	LA Centinela QRS, Inc., a Delaware corporation
Its:	Managing Member
	By:	/s/ PAUL J. MCAULIFFE Paul J. McAuliffe Executive Vice President and Chief Financial Officer

BANK OF AMERICA
BANK OF AMERICA, N.A., as Administrative Agent
	By:	/s/ FRANK H. STUMPF Name: Frank H. Stumpf Title: Principal

BANK OF AMERICA, N.A., as Issuing Lender and a Lender
By:	/s/ FRANK H. STUMPF Name: Frank H. Stumpf Title: Principal

FLEET NATIONAL BANK, as a Lender
By:	/s/ KATHLEEN M. AHERN Name: Kathleen M. Ahern Title: Director

THE BANK OF NOVA SCOTIA, acting through its San Francisco Agency, as Lender
By:	/s/ KATE PIGOTT Name: Kate Pigott Title: Director

CALIFORNIA BANK & TRUST, a California banking corporation, as a Lender
By:	/s/ STEPHANIE LANTZ Name: Stephanie Lantz Title: Vice President

JP MORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a New York banking corporation, as a Lender
By:	/s/ JOHN MIX Name: John Mix Title: Vice President

WACHOVIA BANK NA (formerly known as First Union National Bank), as a Lender
By:	/s/ REX E. RUDY Name: Rex E. Rudy Title: Director

KEYBANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ SCOTT CHILDS Name: Scott Childs Title: Vice President

SOUTHTRUST BANK, N.A., as a Lender
By:	/s/ ANN PECK Name: Ann Peck Title: Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ VALERIE P. HELLER Name: Valerie P. Heller Title: Vice President

NEW YORK LIFE INSURANCE COMPANY, a New York mutual insurance company, as a Lender
By:	/s/ RICHARD M. WALSH Name: Richard M. Walsh Title: Real Estate Vice President

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  Exhibit 10.35.2